FOR IMMEDIATE RELEASE

Cleveland BioLabs Enters Strategic Partnership with Roswell Park
Cancer Institute

Company to Receive up to $5 Million of Non-dilutive Funding from Roswell Park and Various New York Agencies

Cleveland, OH - January 12, 2007 -- Cleveland BioLabs, Inc. (NASDAQ:CBLI; Boston Stock Exchange: CFB), today announced that it has entered into a strategic research partnership with Roswell Park Cancer Institute to develop the Company’s cancer and radio-protectant drug candidates.

Roswell Park and various agencies of the state of New York will provide Cleveland BioLabs with up to $5 million of non-dilutive funding. Cleveland BioLabs will establish a major research/clinical facility at the Roswell Park campus in Buffalo, NY, which will become the foundation for its advanced research and clinical trials. The Company will have an open-ended license to any basic research conducted within or in collaboration with its Roswell Park laboratory.

Roswell Park Cancer Institute (RPCI), founded in 1898, is a world-renowned cancer research hospital and the nation’s first cancer research, treatment and education center. RPCI is a member of the prestigious National Comprehensive Cancer Network, an alliance of the nation’s leading cancer centers and is one of only 10 free-standing cancer centers in the nation.

Dr. David C. Hohn, President & CEO of Roswell Park Cancer Institute, stated, “We are tremendously excited about our partnership with Cleveland BioLabs. They are offering a unique treatment platform and an extensive pipeline of cancer drug candidates in advanced development, including their Phase II oral, cancer compound and family of radio-protectants. The Company’s recent finding regarding proliferation of adult stem cells following administration of one of its radio-protectant compounds is particularly interesting. Cleveland BioLabs fits our ideal vision of innovative research, which drives fundamental new understanding of the prevention, causes, control and cure of cancer. This partnership will grant our cancer patients early access to promising new treatments and will provide a commercial development pathway for many of Roswell Park’s new discoveries.”

Dr. Michael Fonstein, President & CEO of Cleveland BioLabs, commented, “We are enormously pleased to partner with Roswell Park to enhance the speed and efficiency of our clinical research. Roswell Park is one of the leading cancer research and treatment hospitals in the world and the partnership will give us access to state-of-the art clinical development facilities and globally recognized cancer researchers. We believe that our proprietary technology, combined with the assistance of Roswell Park will position Cleveland BioLabs as a leading oncology company. Our strategy is to partner with world-class institutions to aid us in accelerating our drug development timeline. This agreement adds a new dimension to our research and development capabilities and we are proud to be supported by both the Cleveland Clinic, one of our founders, and Roswell Park.”

About Roswell Park Cancer Institute
Roswell Park Cancer Institute, founded in 1898, is the nation’s first cancer research, treatment and education center and is the only National Cancer Institute-designated comprehensive cancer center in Upstate New York. RPCI is a member of the prestigious National Comprehensive Cancer Network, an alliance of the nation’s leading cancer centers. Roswell Park has affiliate sites and collaborative programs in New York, Pennsylvania and in China. For more information, visit RPCI's website at www.roswellpark.org, call 1-877-ASK-RPCI (1-877-275-7724) or e-mail askrpci@roswellpark.org.

About Cleveland BioLabs, Inc.
Cleveland BioLabs, Inc. is a drug discovery and development company leveraging its proprietary discoveries about programmed cell death to treat cancer and protect normal tissues from exposure to radiation and other stresses. The Company has strategic partnerships with the Cleveland Clinic Foundation, ChemBridge Corporation and the Armed Forces Research Radiobiology Institute. To learn more about Cleveland BioLabs Inc., please visit the company's website at http://www.cbiolabs.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding potential benefits of the research partnership. Forward-looking statements often are preceded by words such as "believes," "expects," "may," "anticipates," "plans," "intends," "assumes," "will" or similar expressions. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in our Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on September 8, 2006.

Contact:
The Global Consulting Group
Rachel Levine
T: (646) 284-9439
E: rlevine@hfgcg.com